Exhibit 99.3
Not for release, publication or distribution, in whole or in part, in, into or from a Restricted Jurisdiction.
25 June 2008

RECOMMENDED ACQUISITION FOR CASH OF IONA TECHNOLOGIES PLC
BY SPK ACQUISITIONS LIMITED, A SUBSIDIARY OF PROGRESS SOFTWARE
CORPORATION, BY MEANS OF A SCHEME OF ARRANGEMENT UNDER SECTION 201
OF THE COMPANIES ACT 1963

Summary
The Board of IONA and the Board of SPK Acquisitions are pleased to announce that they have reached agreement on the terms of a recommended acquisition for cash of the entire issued and to be issued share capital of IONA by SPK Acquisitions by means of a scheme of arrangement under Section 201 of the Companies Act 1963.
The Board of IONA is being advised by Lehman Brothers.
The Board of IONA is also being advised by Davy Corporate Finance and Merrion.
The Board of SPK Acquisitions and the Board of Progress are being advised by Goodbody Corporate Finance.
Consideration
Under the terms of the Scheme, IONA Shareholders will be entitled to receive:
US$4.05 per IONA Share in cash
The Consideration values the entire issued and to be issued share capital of IONA at approximately US$161.7 million.
The Consideration represents a premium of approximately:
▪	12.5 per cent. over US$3.60, being the Closing Price of an IONA ADR on 24 June 2008, being the last Business Day prior to this announcement;

▪	11.5 per cent. over US$3.63, being the average Closing Price of an IONA ADR for the period beginning on 8 February 2008, being the date on which the Offer Period commenced, and ending on 24 June 2008, being the last Business Day prior to this announcement;

▪	47.3 per cent. over US$2.75, being the Closing Price of an IONA ADR on 7 February 2008, being the last Business Day prior to the commencement of the Offer Period; and

▪	26.5 per cent. over US$3.20, being the average daily Closing Price of an IONA ADR over the three months up to the commencement of the Offer Period.
Recommendation of the Board of IONA
The Board of IONA, which has been advised by Lehman Brothers, considers the terms of the Acquisition to be fair and reasonable. In forming its view, the Board of IONA considered the written opinion of Lehman Brothers, dated as of 24 June 2008, to the effect that, subject to such qualifications and assumptions as are contained in such opinion, as of the date of such opinion, the Consideration was fair to the IONA Shareholders from a financial point of view. In providing its advice, Lehman Brothers has taken into account the commercial assessments of the Board of IONA. Accordingly, the Board of IONA intends unanimously to recommend to IONA Shareholders to vote in favour of the Acquisition and Scheme, as the members of the IONA Board who are IONA Shareholders have irrevocably undertaken (subject to certain exceptions) to do in respect of their own beneficial holdings, amounting to, in aggregate 3,605,193 IONA Shares, which represents approximately 9.8 per cent. of the issued share capital of IONA.
The Acquisition and the Scheme will be subject to the conditions and further terms set out in Appendix I.
SPK Acquisitions is a wholly owned Subsidiary of Progress. Progress is a Massachusetts corporation that is publicly traded on Nasdaq under the symbol PRGS. As of the date of this announcement, Progress SC, a wholly owned Subsidiary of Progress, owns 362,000 IONA Shares in total, representing approximately 0.99 per cent. of the issued share capital of IONA and SPK Acquisitions has an economic interest, through contracts for difference, in 1,442,873 IONA Shares in total, representing approximately 3.95 per cent. of the issued share capital of IONA. Progress SC has irrevocably committed to SPK Acquisitions and IONA, in respect of the IONA Shares which it owns, not to vote such IONA Shares at the Court Meeting and to vote such IONA Shares in favour of the Resolutions to be considered at the Extraordinary General Meeting.
Commenting on the Acquisition on behalf of the Board of IONA, Mr. Kevin Melia, the Chairman of the Board of IONA, said:
“IONA is pleased to announce this transaction, which is being unanimously recommended by the Board as being in the best interests of all shareholders. The Board carefully considered each of the strategic alternatives for IONA and is satisfied that the Acquisition provides shareholders with both certainty of value and superior value. The Acquisition represents an attractive premium which recognises the intrinsic worth and potential of IONA’s market position, its technology and its people.”
Commenting on the Acquisition on behalf of SPK Acquisitions and Progress, Joseph Alsop, co-founder and Chief Executive Officer of Progress, said:
“We are proud to inherit IONA’s long history and reputation for developing some of the industry’s most respected and well-recognized technology for integrating mission-critical systems, often involving hundreds of applications and millions of transactions per day over diverse IT environments. We certainly expect to benefit by enhancing and extending these customer relationships and by leveraging IONA technology within products across our SOA portfolio. IONA products are very complementary to what Progress offers today and IONA customers can rest assured that Progress is committed to the same high standards of support, product quality, and performance.”
This summary should be read in conjunction with the full text of the following announcement. Appendix III to the following announcement contains definitions of certain terms used in this summary and the following announcement.
Enquiries:

IONA
David Roy, Investor Relations	(781) 902-8033
Tara Humphreys, Corporate Communications	+ 353 1 637 2146

Financial Adviser to IONA
Lehman Brothers	(212) 526-2362

Erik-Jaap Molenaar

Davy Corporate Finance	+ 353 1 679 6363
Des Carville

Merrion	+ 353 1 240 4100
John Conroy

PR Adviser to IONA
K Capital	+ 353 1 631 5500
Mark Kenny
Jonathan Neilan

SPK Acquisitions
John Stewart, Investor Relations	(781) 280-4101

Financial Adviser to Progress and SPK Acquisitions
Goodbody Corporate Finance	+353 1 667 0420
Finbarr Griffin
David Kearney

PR Adviser to SPK Acquisitions	(617) 226-8840
Lewis PR
Rich Young
The directors of IONA accept responsibility for the information contained in this announcement relating to IONA, the IONA Group, the directors of IONA and members of their immediate families, related trusts and persons connected with them and the recommendation and related opinions of the Board of IONA contained herein. To the best of the knowledge and belief of the directors of IONA (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.
The directors of SPK Acquisitions and the directors of Progress accept responsibility for the information contained in this announcement, other than that relating to IONA, the IONA Group, the directors of IONA and members of their immediate families, related trusts and persons connected with them and the recommendation and related opinions of the Board of IONA contained herein. To the best of the knowledge and belief of the directors of SPK Acquisitions and the directors of Progress (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.
Lehman Brothers, which is regulated under the laws of the United States of America, is acting exclusively for the Board of IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than the Board of IONA for providing the protections afforded to clients of Lehman Brothers or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
Davy Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Davy Corporate Finance or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.

Merrion, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Merrion or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
Goodbody Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for SPK Acquisitions and Progress and no one else in connection with the Acquisition and will not be responsible to anyone other than SPK Acquisitions and Progress for providing the protections afforded to clients of Goodbody Corporate Finance or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
The full text of the conditions and reference to certain further terms of the Acquisition and the Scheme are set out in Appendix I.
This announcement does not constitute an offer or invitation to purchase, sell, subscribe or exchange or the solicitation of an offer to purchase, sell, subscribe or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition, the Scheme or otherwise.
Certain items in this announcement may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. These statements are based on IONA’s, SPK Acquisitions’ or Progress’, as applicable, current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements. IONA, SPK Acquisitions or Progress, as applicable, can give no assurance that expectations will be attained. Risks, uncertainties and other important factors that could cause actual events to differ materially from those expressed or implied in the forward-looking statements include: uncertainties as to the timing of the closing of the Acquisition; uncertainties as to whether the IONA Shareholders will vote in favour of the Acquisition; the risk that competing offers to acquire IONA will be made; the possibility that various closing conditions for the Acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Acquisition; the effects of disruption from the Acquisition making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or IONA’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; uncertainties as to whether IONA’s business will be successfully integrated with Progress’ business; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by IONA and Progress, including IONA’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on 14 March 2008, IONA’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on 12 May 2008, Progress’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on 29 January 2008, and Progress’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on 9 April 2008. Such forward-looking statements speak only as of the date of this announcement. IONA, SPK Acquisitions and Progress expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in IONA’s, SPK Acquisitions’ or Progress’, as applicable, expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

The distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Scheme Acquisition are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction.
Any response in relation to the Acquisition or the Scheme should be made only on the basis of the information contained in the Scheme Document or any document by which the Acquisition and the Scheme are made.
This announcement is made pursuant to Rule 2.5 of the Irish Takeover Rules.
Pursuant to Rule 2.6(c) of the Irish Takeover Rules, this announcement shall be available to IONA employees on IONA’s website (www.iona.com). SPK Acquisitions has no employees.
Any person, who is a holder of one per cent. or more of IONA Shares may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of the commencement of the Offer Period.
Important Additional Information and Where to Find It
In connection with the Acquisition and the Scheme, IONA intends to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement (comprising the Scheme Document). Investors and shareholders of IONA are urged to read the proxy statement (comprising the Scheme Document) and the other relevant materials when they become available because they will contain important information about IONA, SPK Acquisitions, Progress and the proposed Acquisition and the Scheme and related matters.
The proxy statement (comprising the Scheme Document) and other relevant materials (when they become available), and any and all documents filed by IONA and Progress with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the Securities and Exchange Commission by IONA by directing a written request to IONA, c/o IONA Technologies, Inc., 200 West Street, Waltham, Massachusetts 02451, United States of America, Attention: Investor Relations and by Progress by directing a written request to Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, United States of America, Attention: Investor Relations.
INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (COMPRISING THE SCHEME DOCUMENT) AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION AND THE SCHEME.
IONA, SPK Acquisitions and Progress and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of IONA in connection with the Acquisition and the Scheme. Information about those executive officers and directors of IONA and their ownership of IONA Shares is set forth in IONA’s Annual Report on Form 10-K for the year ended 31 December 2007, which was filed with the Securities and Exchange Commission on 14 March 2008, and the proxy statement for IONA’s 2008 Annual General Meeting, which was filed with the Securities and Exchange Commission on 29 April 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Information about those executive officers and directors of Progress is set forth in Progress’ Annual Report on Form 10-K for the year ended 30 November 2007, which was filed with the Securities and Exchange Commission on

29 January 2008, the proxy statement for Progress’ 2008 Annual Meeting, which was filed with the Securities and Exchange Commission on 24 March 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Investors and shareholders may obtain additional information regarding the direct and indirect interests of IONA, SPK Acquisitions, Progress and their respective executive officers and directors in the Acquisition and the Scheme by reading the proxy statement (comprising the Scheme Document) and other filings referred to above.

Not for release, publication or distribution, in whole or in part, in, into or from a Restricted Jurisdiction.
25 June 2008
RECOMMENDED ACQUISITION FOR CASH OF IONA TECHNOLOGIES PLC
BY SPK ACQUISITIONS LIMITED, A SUBSIDIARY OF PROGRESS SOFTWARE
CORPORATION, BY MEANS OF A SCHEME OF ARRANGEMENT UNDER SECTION 201
OF THE COMPANIES ACT 1963
1. Introduction
The Board of IONA and the Board of SPK Acquisitions are pleased to announce that they have reached agreement on the terms of a recommended acquisition for cash of the entire issued and to be issued share capital of IONA by SPK Acquisitions by means of a scheme of arrangement under Section 201 of the Companies Act 1963.
The Board of IONA, which has been advised by Lehman Brothers, considers the terms of the Acquisition to be fair and reasonable. In forming its view, the Board of IONA considered the written opinion of Lehman Brothers, dated as of 24 June 2008, to the effect that, subject to such qualifications and assumptions as are contained in such opinion, as of the date of such opinion, the Consideration was fair to the IONA Shareholders from a financial point of view. In providing its advice, Lehman Brothers has taken into account the commercial assessments of the Board of IONA. Accordingly, the Board of IONA intends unanimously to recommend to IONA Shareholders to vote in favour of the Acquisition and Scheme, as the members of the IONA Board who are IONA Shareholders have irrevocably undertaken (subject to certain exceptions) to do in respect of their own beneficial holdings, amounting to, in aggregate 3,605,193 IONA Shares, which represents approximately 9.8 per cent. of the issued share capital of IONA.
The Acquisition and the Scheme will be subject to the conditions and further terms set out in Appendix I, which will also be set out in the Scheme Document. Certain terms used in this announcement are defined in Appendix III.
SPK Acquisitions is a wholly owned Subsidiary of Progress. Progress is a Massachusetts corporation that is publicly traded on Nasdaq under the symbol PRGS. As of the date of this announcement, Progress SC, a wholly owned Subsidiary of Progress, owns 362,000 IONA Shares in total, representing approximately 0.99 per cent. of the issued share capital of IONA and SPK Acquisitions has an economic interest, through contracts for difference, in 1,442,873 IONA Shares in total, representing approximately 3.95 per cent. of the issued share capital of IONA. Progress SC has irrevocably committed to SPK Acquisitions and IONA, in respect of the IONA Shares which it owns, not to vote such IONA Shares at the Court Meeting and to vote such IONA Shares in favour of the Resolutions to be considered at the Extraordinary General Meeting.
2. The Consideration
Under the terms of the Scheme, IONA Shareholders will be entitled to receive:
US$4.05 per IONA Share in cash
The Consideration values the entire issued and to be issued share capital of IONA at approximately US$161.7 million.
The Consideration represents a premium of approximately:

▪	12.5 per cent. over US$3.60, being the Closing Price of an IONA ADR on 24 June 2008, being the last Business Day prior to this announcement;

▪	11.5 per cent. over US$3.63, being the average Closing Price of an IONA ADR for the period beginning on 8 February 2008, being the date on which the Offer Period commenced, and ending on 24 June 2008, being the last Business Day prior to this announcement;

▪	47.3 per cent. over US$2.75, being the Closing Price of an IONA ADR on 7 February 2008, being the last Business Day prior to the commencement of the Offer Period; and

▪	26.5 per cent. over US$3.20, being the average daily Closing Price of an IONA ADR over the three months up to the commencement of the Offer Period.
3. Background to and Reasons for Recommending the Acquisition
On 8 February 2008, IONA announced that it had received an unsolicited preliminary expression of interest from a third party to acquire IONA.
On 20 February 2008, IONA announced that it had retained Lehman Brothers to evaluate and advise the Board of IONA regarding strategic alternatives for IONA’s business. These alternatives included, but were not limited to, the sale of IONA or the merger of IONA with another entity offering strategic opportunities.
After the 20 February 2008 announcement, IONA received a number of inquiries from third parties indicating their potential interest in acquiring IONA. In addition, Lehman Brothers contacted a number of third parties (including both strategic buyers and financial sponsors) concerning their possible interest in acquiring IONA.
During March, April and May 2008, a number of parties, including Progress, submitted written preliminary, non-binding indications of interest to acquire IONA. During this time period, the Board of IONA met on a number of occasions to consider the various proposals and receive updates from management, Lehman Brothers and IONA’s outside legal counsel. In addition, in May 2008, the Board of IONA established a transaction committee consisting of three directors to review and evaluate the proposals and the on-going strategic alternatives review process. The members of the transaction committee were Kevin Melia (chairman), James Maikranz and Bruce Ryan.
At the end of May 2008, the Board of IONA authorized management, Lehman and its outside legal counsel to continue discussions with Progress regarding its proposal to acquire for cash the entire issued and to be issued share capital of IONA by means of a scheme of arrangement under Section 201 of the Companies Act 1963.
During June 2008, the parties and their legal counsel and financial advisors worked to finalize the terms of the definitive documentation. During this period, the transaction committee met on several occasions to discuss the status of discussions with Progress and to provide IONA’s management, legal counsel and financial advisor with guidance on the outstanding issues. This process culminated in the determination by the Board of IONA that it was advisable and in the best interests of IONA and its Shareholders to consummate the Acquisition by Progress as described in this announcement.
In reaching its determination, the Board of IONA consulted with management and its financial and legal advisors, drew on its knowledge of the business, operations, properties, assets, financial condition, operating results, historical market prices and prospects of IONA, and considered the following factors in favour of the Acquisition:

•	the value of the Consideration to be received by IONA Shareholders under the terms of the Acquisition and the fact that IONA Shareholders will receive the Consideration in cash, which provides certainty of value to IONA Shareholders compared to a transaction in which they would receive stock or other non-cash consideration;

•	the Consideration of US$4.05 per IONA Share represents a 47.3% premium over the Closing Price of an IONA ADR on 7 February 2008 (the last Business Day prior to the commencement of the Offer Period) and a 11.5% premium over the average Closing Price of an IONA ADR for the period beginning 8 February 2008 and ending on 24 June 2008 (the last Business Day prior to this announcement);

•	the presentation of Lehman Brothers (including the assumptions and methodologies underlying the analyses in connection therewith) and the opinion of Lehman Brothers to the Board of IONA dated 24 June 2008, and based on and subject to the factors, limitations and assumptions set forth in its opinion, that the Consideration was fair, from a financial point of view, to IONA Shareholders;

•	the then current financial market conditions, and historical market prices, volatility and trading information with respect to IONA Shares, including the possibility that if IONA remained as an independent publicly-owned corporation, in the event of a decline in the market price of IONA Shares or the stock market in general, the price that might be received by holders of IONA Shares in the open market or in a future transaction might be less than the Consideration;

•	historical and current information concerning IONA’s business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions, including IONA’s prospects, if IONA were to remain an independent company;

•	the thin trading market and the lack of liquidity of IONA Shares. In that regard, the small stock market float would make it difficult for any large shareholder to sell its Shares in the public market without depressing the market price of IONA Shares;

•	the financial projections prepared by IONA’s management as part of the normal annual budgeting and planning process. The Board of IONA considered the fact that the financial projections relied on the ability of IONA to implement successfully its growth strategy and the risk that if IONA did not implement successfully its growth strategy then the results contemplated by the financial projections might not materialize;

•	that, since the announcement on 20 February 2008, that IONA had retained Lehman Brothers to evaluate and advise the Board of IONA regarding strategic alternatives for IONA’s business, there has been significant media and analyst coverage relating to whether an offer would be made for IONA. The Board of IONA considered the fact that Lehman Brothers conducted a broad and competitive solicitation process whereby a number of parties were given access to certain information in a data room and were invited to make an offer for IONA. Progress emerged from this process as the preferred bidder; and

•	Progress’ financial capability to consummate the Acquisition.
In the course of its deliberations, the Board of IONA also considered a variety of risks and other countervailing factors, including:
•	the risks and costs to IONA if the Acquisition does not close, including:

o	the diversion of management and employee attention, potential employee attrition and the effect on customers and business relationships; and

o	the market price of IONA Shares, as the market price could be affected by many factors, including (1) the reason or reasons for which the Acquisition was terminated and whether such termination resulted from factors adversely affecting IONA; (2) IONA’s then current operating and financial results, which could be variable; (3) the possibility that, as a result of the termination of the Acquisition, the marketplace would consider IONA to be an unattractive acquisition candidate; and (4) the possible sale of IONA Shares by short-term investors (such as arbitrageurs) following an announcement of termination of the Acquisition;
•	the fact that IONA will cease to be a public company and its current Shareholders will no longer participate in any of its potential future growth;

•	the fact that the Consideration would potentially be taxable to Shareholders; and

•	the customary restrictions on the conduct of IONA’s business prior to the consummation of the Acquisition.
The foregoing discussion of the factors considered by the Board of IONA is not intended to be exhaustive, but does set forth the principal factors considered by the Board of IONA. The Board of IONA collectively reached the unanimous conclusion to recommend the Acquisition in light of the various factors described above and other factors that each member of the Board of IONA felt was appropriate. In view of the wide variety of factors considered by the Board of IONA in connection with its evaluation of the Acquisition and the complexity of these matters, the Board of IONA did not consider it practical and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Board of IONA intends to make its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.
Consequently, the Board of IONA considers that the terms of the Acquisition to be fair and reasonable and unanimously recommends that IONA Shareholders vote in favour of the Acquisition and the Scheme.
4. The Acquisition and the Scheme
The Acquisition will be effected by way of a Scheme of Arrangement. Under the Scheme (which will be subject to the conditions and the terms set out in Appendix I to this announcement and which will also be set out in the Scheme Document) IONA Shareholders will receive the Consideration in return for the cancellation of their IONA Shares.
The Scheme of Arrangement is an arrangement made between IONA and IONA Shareholders under Section 201 of the Act and is subject to the approval of the High Court. If the Scheme becomes effective, all IONA Shares currently held by IONA Shareholders will be cancelled pursuant to Sections 72 and 74 of the Act with the exception of IONA Shares held by any member of the SPK Acquisitions Group. IONA will then issue new IONA Shares to SPK Acquisitions in place of the IONA Shares cancelled pursuant to the Scheme and SPK Acquisitions will pay the consideration for the Acquisition to the former IONA Shareholders. As a result of these arrangements, IONA will become, indirectly, a wholly owned Subsidiary of Progress.
To become effective, the Scheme requires, amongst other things, the approval at the Court Meeting (or any adjournment thereof) of a majority in number of IONA Shareholders, present and voting either in person or by proxy at the Court Meeting, representing three-fourths (75 per cent.) or more in value of the IONA Shares held by such holders, as well as the approval by IONA Shareholders present and voting either in person or by proxy at the Extraordinary General Meeting of resolutions relating to the implementation of the Scheme at an Extraordinary General Meeting to be held directly after the Court Meeting.
Assuming the necessary approvals from the IONA Shareholders have been obtained and all conditions have been satisfied or (where applicable) waived, the Scheme will become effective upon delivery to the Registrar of Companies of an office copy of the Court Order of the High Court sanctioning the Scheme together with the minute required by Section 75 of the Act confirming the capital reduction and registration of the Court Order and minute by the Registrar of Companies. Upon the Scheme becoming effective, it will be binding on all IONA Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the Extraordinary General Meeting.
The Acquisition is conditional on the Scheme becoming effective. The conditions to the Acquisition and the Scheme are set out in full in Appendix I of this announcement. The implementation of the Scheme and the Acquisition is conditional, amongst other things, upon:
▪	the Scheme becoming effective and unconditional by not later than 15 December 2008 (or such later date as SPK Acquisitions and IONA may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow);

▪	the expiration of the waiting period under the HSR Act;

▪	the approval by a majority in number of IONA Shareholders representing three-fourths (75 per cent.) or more in value of the IONA Shares held by such holders present and voting either in person or by proxy, at the Court Meeting (or at any adjournment of such meeting);

▪	the passing of such resolutions as are required to approve or implement the Scheme at the Extraordinary General Meeting;

▪	the sanction of the Scheme and confirmation of the reduction of capital involved therein by the High Court and the delivery of an office copy of the Court Order and the minute required by Section 75 of the Act to the Registrar of Companies and the registration of such Court Order and minute by the Registrar of Companies; and

▪	the conditions, which are not otherwise identified above, being satisfied or waived on or before the sanction of the Scheme by the High Court pursuant to Section 201 of the Act.
The Scheme Document, containing further information relating to the implementation of the Scheme, the full terms and conditions of the Scheme, and the notices of the Court Meeting to be convened by direction of the High Court and the separate Extraordinary General Meeting required to approve the Scheme, will be posted as soon as reasonably practicable, after the date of this announcement, to IONA Shareholders and, for information only, to IONA Optionholders.
The Scheme Document will also specify the actions to be taken by IONA Shareholders. It is expected that the Acquisition and the Scheme will become effective during September 2008.
5. Information on IONA
IONA has been a world leader in delivering high-performance integration solutions for Global 2000 IT environments for over a decade. IONA pioneered standards-based integration with its CORBA-based Orbix® products. IONA’s Artix™, an advanced service-oriented architecture infrastructure suite enables customers to leverage service-oriented architecture to streamline and modernize information technology environments. The FUSE™ family of open source distributed SOA infrastructure products allows customers to take advantage of the economic benefits associated with the use of open source software. IONA is headquartered in Dublin, Ireland, with U.S. headquarters in Waltham, Massachusetts and offices worldwide. IONA has approximately 306 employees worldwide.
The IONA ADRs evidencing the IONA ADSs, which represent IONA Shares deposited with Deutsche Bank Trust Company as deposited under a depositary agreement dated 26 April 2004, have been traded in the United States on Nasdaq since the initial public offering of IONA on 25 February 1997. Each IONA ADR evidences one IONA ADS and each IONA ADS represents one IONA Share.
IONA Shares have been listed as a secondary listing on the Official List since 19 December 1997.
The Board of IONA is being advised by Lehman Brothers.
The Board of IONA is also being advised by Davy Corporate Finance and Merrion.
6. Information on SPK Acquisitions
SPK Acquisitions is a private limited company, which was incorporated in Ireland on 11 February 2008. The directors of SPK Acquisitions are Norman Robertson and Peter Moloney. SPK Acquisitions has not traded prior to the date of this announcement (except for entering into transactions relating to the Acquisition). SPK Acquisitions is a wholly owned Subsidiary of Progress. SPK Acquisitions has no employees.
SPK Acquisitions is being advised by Goodbody Corporate Finance.
7. Information on Progress
Progress, headquartered in Massachusetts, USA, provides application infrastructure software for the development, deployment, integration and management of business applications. Progress has over 1,600 employees in over 90 countries.
Progress is being advised by Goodbody Corporate Finance.
Progress’ Reasons for the Acquisition
Progress believes that the Acquisition of IONA will help Progress to achieve its vision to be the industry choice for truly independent, heterogeneous integration software in a “Service Oriented Architecture” (or SOA) environment. In particular, Progress expects the acquisition of IONA to help achieve that vision in the following ways:
•	IONA’s products complement Progress’ SOA portfolio with leading edge, best-in-class technology and enable a wider variety of interoperability and deployment options;

•	IONA products extend the reach of the SOA portfolio to users of high-performance, mission-critical systems based on C++ and CORBA;

•	IONA has a leadership role in standards bodies and open source initiatives, both critical to maintaining truly independent market leadership. Progress intends to leverage open source software development and distribution model for market expansion;

•	IONA and Progress will have strong bases in multiple industry segments with expanded vertical industry solutions;

•	the impressive and longstanding IONA customer base can benefit from using Progress SOA portfolio products as they migrate toward SOA. Progress is committed to supporting IONA’s customers and all IONA product lines will be supported and evolved based on customer needs;

•	the Acquisition of IONA offers increased global distribution and sales capacity; and

•	IONA has an experienced and talented team that has built a reputation with Global 2000 enterprises for addressing the most complex integration challenges through innovative and cost-effective solutions.
On a GAAP basis, Progress expects that the Acquisition will be accretive in fiscal year 2009, but not in fiscal year 2008. On a non-GAAP basis, excluding amortization of intangibles, stock-based compensation, and expenses associated with the transaction, the Acquisition is expected to be accretive in fiscal year 2009, but not in fiscal year 2008.
8. Financing
The Acquisition will be financed from the existing financial resources of Progress and SPK Acquisitions. Further information on the financing of the Acquisition will be set out in the Scheme Document.
Full payment of the Consideration would involve a maximum cash payment of approximately US$160.2 million. Goodbody Corporate Finance, financial adviser to SPK Acquisitions and Progress, is satisfied that the necessary financial resources are available to SPK Acquisitions to satisfy in full the Consideration payable to IONA Shareholders under the terms of the Acquisition.
9. Directors, Management and Employees
The Board of SPK Acquisitions confirms that, where employees of the IONA Group have existing employment rights, including pension rights, under applicable laws, those rights will be fully safeguarded following the Scheme becoming effective.
Upon the Scheme becoming effective, the directors of IONA intend to resign from the Board of IONA.
10. IONA Share Option Schemes
Appropriate proposals will be made to IONA Optionholders in due course.
11. Delisting and Cancellation of Trading
It is intended that, subject to and following the Scheme becoming effective, and subject to applicable requirements of Nasdaq and the Irish Stock Exchange, SPK Acquisitions will procure that IONA applies for cancellation of the quotation of IONA ADSs on Nasdaq and cancellation of the listing of the IONA Shares on the Official List and for cancellation of trading of the IONA Shares on the market of the Irish Stock Exchange. The last day of dealing in IONA ADSs on Nasdaq and in IONA Shares on the Irish Stock Exchange will be the last Business Day before the Effective Date.
12. Expenses Reimbursement Agreement
IONA has entered into an expenses reimbursement and non-solicitation agreement, dated 25 June 2008, with SPK Acquisitions, the terms of which have been approved by the Panel. Under the Expenses Reimbursement Agreement, IONA has agreed to pay specific quantifiable third party costs and expenses incurred by SPK Acquisitions in connection with the Acquisition in the circumstances outlined below. The liability of IONA to pay these amounts is limited to a maximum amount equal to 1 per cent. of the aggregate value of the number of IONA Shares which are the subject of the

Acquisition multiplied by the Consideration. The circumstances in which such payment will be made include:
(a)	if the Board of IONA, or any one or more members thereof, withdraws or adversely modifies its/their recommendation of the Scheme or recommends (or indicates or announces an intention to recommend) a competing offer or scheme;

(b)	IONA withdraws the Scheme or materially alters any term of the Scheme or takes or omits to take any action in breach of the Implementation Agreement the result of which is to prevent IONA’s Shareholders from voting at any meetings to approve the Scheme; or

(c)	if prior to the Scheme lapsing or being withdrawn, a competing offer or offers or scheme or schemes are announced and any such offer or scheme becomes effective or unconditional within 12 months of that announcement.
The non-solicitation undertaking provides that, until the earlier of 15 December 2008 and the date on which the Scheme becomes effective (or lapses or is withdrawn), IONA has agreed that, subject to the fiduciary duties of the Board of IONA, no member of the IONA Group or any of their respective directors, officers, employees or advisers shall, among other things, solicit interest or initiate discussions or negotiations with any person with a view to that person acquiring control (as defined in the Takeover Rules) of IONA. Except to the extent required by the Takeover Rules or the Panel, IONA has also agreed to inform and keep informed SPK Acquisitions of any inquiry with respect to or that would reasonably be expected to lead to a competing offer, the material terms of such competing offer and the identity of the person making any such inquiry or proposing a competing offer.
Lehman Brothers has confirmed in writing to the Panel that, in the opinion of the Board of IONA and Lehman Brothers, in the context of the Acquisition, the Expenses Reimbursement Agreement is in the best interests of IONA and IONA Shareholders.
13. Implementation Agreement and Limited Guaranty
IONA, SPK Acquisitions and Progress have entered into an Implementation Agreement which contains certain assurances in relation to the implementation of the Scheme and the conduct of IONA’s business up to the Effective Date.
Progress has delivered a Deed of Limited Guaranty and Indemnity to IONA, pursuant to which Progress has guaranteed to IONA the due and punctual payment and performance of all the obligations of SPK Acquisitions (and its successors and assigns) under the Implementation Agreement, provided that the maximum amount payable by Progress to IONA will not exceed US$161.7 million.
Further information regarding the Implementation Agreement and the Limited Guaranty will be set out in the Scheme Document.
14. Undertakings to Vote in Favour of the Acquisition and the Scheme
SPK Acquisitions has received irrevocable undertakings to subject to certain exceptions, vote in favour of the Acquisition and the Scheme from the members of the Board of IONA who are IONA Shareholders in respect of the 3,605,193 IONA Shares, in aggregate, they own, representing approximately 9.8 per cent. of the issued share capital of IONA. These irrevocable undertakings, once given, will lapse in the event that the Acquisition and the Scheme lapse or are withdrawn, the Resolutions are not passed at the EGM and the Court Meeting, the High Court declines or refuses to sanction the Scheme (unless IONA and SPK Acquisitions agree that the decision of the High Court shall be appealed and, if so appealed, a final non-appealable order, decree, judgment, or ruling has been issued), the Scheme does not become effective on or before 15 December 2008, a firm intention to make a higher competing offer is announced pursuant to Rule 2.5 of the Takeover Rules, the Board of IONA withdraws its recommendation to IONA Shareholders to vote in favour of the Scheme, or SPK Acquisitions announces that it will not proceed with the Acquisition.
Progress SC has irrevocably committed to SPK Acquisitions and IONA, in respect of the IONA Shares which it owns, not to vote such IONA Shares at the Court Meeting and to vote such IONA shares in favour of the Resolutions to be considered at the Extraordinary General Meeting. This irrevocable undertaking, once given, will lapse in the event that the Acquisition and the Scheme lapse or are withdrawn, the Resolutions are not passed at the EGM and the Court Meeting, the High Court declines or refuses to sanction the Scheme (unless IONA and SPK Acquisitions agree that the decision of the High Court shall be appealed and, if so appealed, a final non-appealable order, decree, judgment, or ruling has been issued), the Scheme does not become effective on or before 15 December 2008, a firm intention to make a higher competing offer is announced pursuant to Rule 2.5 of the Takeover Rules, the Board of IONA withdraws its recommendation to IONA Shareholders to vote in favour of the Scheme, or SPK Acquisitions announces that it will not proceed with the Acquisition.
15. Interests in IONA
At 24 June 2008, Progress SC, a wholly owned Subsidiary of Progress, owned 362,000 IONA Shares representing approximately 0.99 per cent. of the issued share capital of IONA, and SPK Acquisitions had an economic interest, through contracts for difference, in 1,442,873 IONA Shares representing approximately 3.95 per cent. of the issued share capital of IONA.
As at 23 June 2008, the latest practicable date prior to the date of this announcement, Goodbody Corporate Finance and its affiliates hold 22,996 IONA ADRs on behalf of discretionary clients and 38,165 IONA Shares as principal trader.
Save as disclosed in this paragraph 15, neither SPK Acquisitions nor, as far as SPK Acquisitions is aware, any person acting in concert with SPK Acquisitions, owns or controls any IONA Shares or any securities convertible or exchangeable into, or rights to subscribe for or purchase, or holds any options to purchase any IONA Shares or has entered into any derivative referenced to IONA Shares which remains outstanding or has any arrangements in relation to IONA Shares.
So far as the directors of SPK Acquisitions and IONA are aware, no Arrangement exists with SPK Acquisitions, IONA or with any associate of SPK Acquisitions or IONA.
16. General
The Acquisition and the Scheme will be subject to the conditions and further terms set out in Appendix I and to be set out in the Scheme Document. The Scheme Document will include full details of the Acquisition and will be accompanied by the appropriate forms of proxy. These will be despatched to IONA Shareholders and, for information only, to IONA Optionholders, in due course. The Acquisition and the Scheme will be governed by the laws of Ireland and will be subject to the applicable requirements of the Irish Takeover Rules, the Irish Stock Exchange and applicable laws.
Details of the sources and bases of certain information set out in this announcement are included in Appendix II.
This announcement is being made pursuant to Rule 2.5 of the Irish Takeover Rules.

Pursuant to Rule 2.6(c) of the Irish Takeover Rules, this announcement shall be available to IONA employees on IONA’s website (www.iona.com). SPK Acquisitions has no employees.
Enquiries:

IONA
David Roy, Investor Relations	(781) 902-8033
Tara Humphreys, Corporate Communications	+ 353 1 637 2146

Financial Adviser to IONA
Lehman Brothers	(212) 526-2362
Erik-Jaap Molenaar

Davy Corporate Finance	+ 353 1 679 6363
Des Carville

Merrion	+ 353 1 240 4100
John Conroy

PR Adviser to IONA
K Capital	+ 353 1 631 5500
Mark Kenny
Jonathan Neilan

SPK Acquisitions
John Stewart, Investor Relations	(781) 280-4101

Financial Adviser to Progress and SPK Acquisitions
Goodbody Corporate Finance	+353 1 667 0420
Finbarr Griffin
David Kearney

PR Adviser to SPK Acquisitions
Lewis PR	(617) 226-8840
Rich Young
The directors of IONA accept responsibility for the information contained in this announcement relating to IONA, the IONA Group, the directors of IONA and members of their immediate families, related trusts and persons connected with them and the recommendation and related opinions of the Board of IONA contained herein. To the best of the knowledge and belief of the directors of IONA (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.
The directors of SPK Acquisitions and the directors of Progress accept responsibility for the information contained in this announcement, other than that relating to IONA, the IONA Group, the directors of IONA and members of their immediate families, related trusts and persons connected with them and the recommendation and related opinions of the Board of IONA contained herein. To the best of the knowledge and belief of the directors of SPK Acquisitions and the directors of Progress (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Lehman Brothers, which is regulated under the laws of the United States of America, is acting exclusively for the Board of IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than the Board of IONA for providing the protections afforded to clients of Lehman Brothers or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
Davy Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Davy Corporate Finance or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
Merrion, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Merrion or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
Goodbody Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for SPK Acquisitions and Progress and no one else in connection with the Acquisition and will not be responsible to anyone other than SPK Acquisitions and Progress for providing the protections afforded to clients of Goodbody Corporate Finance or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.
The full text of the conditions and reference to certain further terms of the Acquisition and the Scheme are set out in Appendix I.
This announcement does not constitute an offer or invitation to purchase, sell, subscribe or exchange or the solicitation of an offer to purchase, sell, subscribe or exchange any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition, the Scheme or otherwise.
Certain items in this announcement may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. These statements are based on IONA’s, SPK Acquisitions’ or Progress’, as applicable, current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements. IONA, SPK Acquisitions or Progress, as applicable, can give no assurance that expectations will be attained. Risks, uncertainties and other important factors that could cause actual events to differ materially from those expressed or implied in the forward-looking statements include: uncertainties as to the timing of the closing of the Acquisition; uncertainties as to whether the IONA Shareholders will vote in favour of the Acquisition; the risk that competing offers to acquire IONA will be made; the possibility that various closing conditions for the Acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Acquisition; the effects of disruption from the Acquisition making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or IONA’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; uncertainties as to whether IONA’s business will be successfully integrated with Progress’ business; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by IONA and Progress, including

IONA’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on 14 March 2008, IONA’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on 12 May 2008, Progress’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on 29 January 2008, and Progress’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on 9 April 2008. Such forward-looking statements speak only as of the date of this announcement. IONA, SPK Acquisitions and Progress expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in IONA’s, SPK Acquisitions’ or Progress’, as applicable, expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
The distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition or Scheme are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction.
Any response in relation to the Acquisition or the Scheme should be made only on the basis of the information contained in the Scheme Document or any document by which the Acquisition and the Scheme are made.
This announcement is made pursuant to Rule 2.5 of the Irish Takeover Rules.
Any person, who is a holder of one per cent. or more of IONA Shares may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of the commencement of the Offer Period.
Important Additional Information and Where to Find It
In connection with the Acquisition and the Scheme, IONA intends to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement (comprising the Scheme Document). Investors and shareholders of IONA are urged to read the proxy statement (comprising the Scheme Document) and the other relevant material when they become available because they will contain important information about IONA, SPK Acquisitions, Progress and the proposed Acquisition and the Scheme and related matters.
The proxy statement (comprising the Scheme Document) and other relevant materials (when they become available), and any and all documents filed by IONA and Progress with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the Securities and Exchange Commission by IONA by directing a written request to IONA, c/o IONA Technologies, Inc., 200 West Street, Waltham, Massachusetts 02451, United States of America, Attention: Investor Relations and by Progress by directing a written request to Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, United States of America, Attention: Investor Relations.
INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (COMPRISING THE SCHEME DOCUMENT) AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION AND THE SCHEME.
IONA, SPK Acquisitions and Progress and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of IONA in connection with the Acquisition and the Scheme. Information about those executive officers and directors of IONA and their ownership of IONA Shares is set forth in IONA’s Annual Report on Form 10-K for the year ended 31 December 2007, which was filed with the Securities and Exchange Commission on 14 March 2008, and the proxy statement for IONA’s 2008 Annual General Meeting, which was filed with the Securities and Exchange Commission on 29 April 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Information about those executive officers and directors of Progress is set forth in Progress’ Annual Report on Form 10-K for the year ended 30 November 2007, which was filed with the Securities and Exchange Commission on 29 January 2008, the proxy statement for Progress’ 2008 Annual Meeting, which was filed with the Securities and Exchange Commission on 24 March 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Investors and shareholders may obtain additional information regarding the direct and indirect interests of IONA, SPK Acquisitions, Progress and their respective executive officers and directors in the Acquisition and the Scheme by reading the proxy statement (comprising the Scheme Document) and other filings referred to above.

Appendix I
Conditions of the Acquisition and the Scheme
The Acquisition and the Scheme comply with the Takeover Rules and, where relevant, the Securities Act, the Exchange Act, the respective rules and regulations of Nasdaq, the Securities and Exchange Commission and the Irish Stock Exchange and are subject to the terms and conditions set out in this announcement and to be set out in the Scheme Document. The Acquisition and the Scheme are governed by laws of Ireland and subject to the exclusive jurisdiction of the courts of Ireland, which exclusivity shall not limit the right to seek provisional or protective relief in the courts of another state during or after any substantive proceedings have been instituted in Ireland, nor shall it limit the right to bring enforcement proceedings in another state on foot of an Irish judgment.
1.	The Acquisition will be conditional upon the Scheme becoming effective and unconditional by not later than 15 December 2008 (or such later date as SPK Acquisitions and IONA may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow). The Scheme will be conditional upon:
(i)	the approval of the Scheme by a majority in number of the IONA Shareholders representing three-fourths (75 per cent.) or more in value of the IONA Shares held by such holders, present and voting either in person or by proxy, at the Court Meeting (or at any adjournment of such meeting);

(ii)	such resolution(s) required to approve or implement the Scheme and set out in the notice convening the Extraordinary General Meeting being duly passed by the requisite majority at the Extraordinary General Meeting (or at any adjournment of such meeting);

(iii)	the sanction by the High Court (with or without modification) of the Scheme pursuant to Section 201 of the Act and the confirmation of the reduction of capital involved therein by the High Court; and

(iv)	office copies of the Court Order and the minute required by Section 75 of the Act in respect of the reduction (referred to in paragraph 1(iii)), being delivered for registration to the Registrar of Companies and registration of the Court Order and minute confirming the reduction of capital involved in the Scheme by the Registrar of Companies.
2.	IONA and SPK Acquisitions have agreed that, subject to paragraph 3 of this Appendix I, the Acquisition will also be conditional upon the following matters having been satisfied or waived on or before the sanction of the Scheme by the High Court pursuant to Section 201 of the Act:
(a)	all filings having been made and all or any applicable waiting periods (including any extensions thereof) under the HSR Act shall have terminated, lapsed or expired, as appropriate, in each case in connection with the Acquisition;

(b)	no Irish, United States or foreign, federal, state or local governmental commission, board, body, bureau, or other regulatory authority or agency, including courts and other judicial bodies, any competition, anti-trust or supervisory body or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of any of the foregoing, in each case, in any jurisdiction (each a “Governmental Authority”) having instituted or implemented any action, proceeding, investigation, enquiry, reference or suit or having made, enforced, enacted, issued or deemed applicable to the Acquisition any statute, regulation or order or having withheld any consent which would or would reasonably be expected to:
(i)	make the Acquisition or its implementation, or the acquisition or proposed acquisition by SPK Acquisitions of any shares in, or control of, IONA, or any of the assets of IONA, void, illegal or unenforceable under the laws of any jurisdiction or otherwise, directly or indirectly, restrain, revoke, prohibit, restrict or materially delay the same or impose additional or different conditions or obligations with respect thereto;

(ii)	result in a material delay in the ability of SPK Acquisitions, or render SPK Acquisitions unable, to acquire some or all of the IONA Shares or result in or effect any divestiture of, or requirement to hold separate (including by establishing a trust or otherwise), or agree to restrict its ownership or operation of, any business or assets of IONA or Progress, or to enter into any settlement or consent decree, or agree to any undertaking, with respect to any business or assets of IONA or Progress;

(iii)	impose any limitation on or result in a material delay in the ability of SPK Acquisitions to acquire, or to hold or to exercise effectively, directly or indirectly, all or any rights of ownership of shares, IONA Shares, (or the equivalent) in, or to exercise voting or management control over, IONA or any Subsidiary or subsidiary undertaking of IONA or on the ability of any member of the Wider IONA Group to hold or exercise effectively, directly or indirectly, rights of ownership of shares (or the equivalent) in, or to exercise rights of voting or management control over, any member of the Wider IONA Group;

(iv)	require any member of the SPK Acquisitions Group or any member of the Wider IONA Group to acquire or offer to acquire any shares or other securities (or the equivalent) in, or any interest in any asset owned by, any member of the Wider IONA Group owned by any third party;

(v)	except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole, impose any limitation on the ability of any member of the IONA Group to integrate or co-ordinate its business, or any part of it, with the businesses of any member of the Wider IONA Group;

(vi)	result in any member of the Wider IONA Group ceasing to be able to carry on business in any jurisdiction in which it currently does;

(vii)	except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole, cause any member of the Wider IONA Group to cease to be entitled to any authorization, order, recognition, grant, consent, clearance, confirmation, licence, permission or approval used by it in the carrying on of its business in any jurisdiction; or

(viii)	except where the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole, otherwise adversely affect the business, profits, assets, liabilities, financial or commercial position of any member of the Wider IONA Group;

for the purposes of this Appendix I, the effects referred to in the foregoing paragraphs (i) through (viii) are referred to as a “Restraint.”

(c)	having obtained (i) other than under the HSR Act, the sole conditions in respect of which are set out in (a) and (b) above, from any Governmental Authority any Clearances required to be obtained or made by the Wider IONA Group or SPK Acquisitions in connection with the Acquisition (except, in each case, for any Clearance or additional instrument that does not impose a Restraint on IONA or SPK Acquisitions), and (ii) any third party Clearances required to be obtained to consummate the Acquisition (except where the consequence thereof would not be material (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole), it being understood that neither IONA nor SPK Acquisitions shall be required to make any material payments, other than filing or other fees payable to a Governmental Authority for seeking the relevant Clearance, all such Clearances remaining in full force and effect, there being no notified intention to revoke or vary or not to renew the same at the time at which the Acquisition becomes otherwise unconditional;

(d)	(other than under the HSR Act) all applicable waiting periods and any other time periods during which any Governmental Authority could, in respect of the Acquisition or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, IONA or any member of the Wider IONA Group by SPK Acquisitions, institute or implement any legal action, proceeding or suit under the laws of any jurisdiction which would be reasonably expected to have a material adverse effect (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole), having expired, lapsed or been terminated;

(e)	except as disclosed, to the knowledge and belief of the directors of IONA (which knowledge shall be tested as of the time at which this condition is measured), none of the (i) products (excluding products supplied to any member of the Wider IONA Group by a third party) previously or currently sold by any member of the Wider IONA Group or (ii) business or activities previously or currently conducted by any member of the Wider IONA Group infringes or constitutes a misappropriation of, any Intellectual Property of any third party, in each case that is material (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole, and no member of the Wider IONA Group has received in writing any complaint, claim or notice alleging any infringement or misappropriation by any member of the Wider IONA Group of any Intellectual Property of any third party;

(f)	except as disclosed, there being no provision of any arrangement, agreement, licence, permit, franchise, facility, lease or other instrument to which any member of the Wider IONA Group is a party or by or to which any such member or any of its respective assets may be bound, entitled or be subject and which, in consequence of the Acquisition or the acquisition or proposed acquisition by SPK Acquisitions of any shares or other securities (or the equivalent) in or control of IONA or any member of the IONA Group or because of a change of control or management of IONA or otherwise, would or would be reasonably expected to result (except where, in any of the following cases, the consequences thereof would not be material (in value terms or otherwise) in the context of the Wider IONA Group taken as whole) in:
(i)	any monies borrowed by, or any indebtedness or liability (actual or contingent) of, or any grant available to any member of the Wider IONA Group becoming, or becoming capable of being declared, repayable immediately or prior to their or its stated maturity;

(ii)	the creation or enforcement of any mortgage, charge or other security interest wherever existing or having arisen over the whole or any part of the business, property or assets of any member of the Wider IONA Group or any such mortgage, charge or other security interest becoming enforceable;

(iii)	any such arrangement, agreement, licence, permit, franchise, facility, lease or other instrument or the rights, liabilities, obligations or interests of any member of the Wider IONA Group thereunder, or the business of any such members with, any person, firm or body (or any arrangement or arrangements relating to any such interest or business) being terminated or adversely modified or any adverse action being taken or any obligation or liability arising thereunder;

(iv)	any assets or interests of, or any asset the use of which is enjoyed by, any member of the Wider IONA Group being or falling to be disposed of or charged, or ceasing to be available to any member of the Wider IONA Group or any right arising under which any such asset or interest would be required to be disposed of or charged or would cease to be available to any member of the Wider IONA Group otherwise than in the ordinary course of business;

(v)	any member of the Wider IONA Group ceasing to be able to carry on business, being prohibited from carrying on business or being subject to a restriction imposing a non-compete, exclusivity or similar restrictive covenant on the Wider IONA Group, in each case, in any jurisdiction;

(vi)	the value of, or financial or commercial position of any member of the Wider IONA Group being prejudiced or adversely affected; or

(vii)	the creation of any liability or liabilities (actual or contingent) by any member of the Wider IONA Group;
unless, if any such provision exists, such provision shall have been waived, modified or amended on terms satisfactory to SPK Acquisitions;

(g)	save as disclosed and/or save as publicly disclosed by IONA by the delivery of filings to the Securities and Exchange Commission or by the delivery of an announcement to Nasdaq and/or the Irish Stock Exchange at any time up to 25 June 2008 (being the date of this announcement), the Wider IONA Group conducting its business in the ordinary course consistent with past practice in all material respects and in compliance in all material respects with all applicable laws and regulations and using reasonable endeavours to preserve substantially intact its business organization and goodwill and keeping available the services of its executive officers and key employees and preserving the relationships with those Persons having business dealings with the Wider IONA Group, and no member of the Wider IONA Group agreeing to take any of the following actions (except as expressly required by the Implementation Agreement or by the Scheme, or to the extent SPK Acquisitions shall consent in writing or to an extent which would not be material (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole:
(i)	amend its memorandum and articles of association or its equivalent organizational documents;

(ii)	(A) except pursuant to the exercise of the IONA Share Options granted prior to the date of the Implementation Agreement and listed in the Option Report (as defined in the Implementation Agreement) and the exercise of options granted under the IONA Share Purchase Plan prior to the date of the Implementation Agreement, issue or agree to issue any shares, or any rights or securities convertible or exchangeable into, or grant the right to call for the issue of, any shares, effect any share split, share combination, reverse share split, share dividend, recapitalization, alter the rights attaching to any shares, or effect any reduction, repayment or cancellation of share capital or share premium or capitalize any reserves or redeem or buy-back any shares or other similar transaction, and (B) grant, confer or award any option, right, warrant, deferred stock unit, conversion right or other right not existing on the date of the Implementation Agreement to acquire any of its shares (whether or not pursuant to the IONA Share Option Schemes or the IONA Share Purchase Plan);

(iii)	except to the extent permitted by Section 4.2 of the Implementation Agreement and except to the extent required under existing plans, agreements or arrangements specified in Section 4.1(c) of the Implementation Agreement (A) increase any compensation or enter into or amend any employment or severance agreement except as permitted by Section 4.1(c)(iv) or Section 4.1(c)(v) of the Implementation Agreement, (B) grant any bonuses, (C) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or pension scheme or amend any existing employee benefit plan or pension scheme (including, without prejudice to the generality of the foregoing, changing the entitlements to benefits under a pension scheme, or the benefits that accrue under a pension scheme, or the amounts payable thereunder, or the basis of calculation of such amounts, or the basis on which any pension scheme is funded), except for changes which are less favourable to participants in such plans or are required to implement the Scheme, (D) commence or terminate the employment of any employee or proposed employee whose annual remuneration exceeds US$100,000, (E) increase the base salary of any executive officer or member of the IONA Senior Management Team, (F) increase the base salary of any employee (other than an executive officer or a member of the IONA Senior Management Team) by more than five percent (5%) of such individual’s base salary and provided that such increase is made in the ordinary course of employee reviews and compensation adjustments as heretofore conducted, or (G) enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates or are officers or directors of IONA;

(iv)	(A) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or other property) with respect to any IONA Shares or allow any of IONA’s Subsidiaries to pay or make any such dividend, distribution or payment (other than dividends or distributions from a wholly owned IONA Subsidiary to another IONA Subsidiary or to IONA), or (B) directly or indirectly redeem, purchase or otherwise acquire any of IONA’s Shares or any equity interest of any of IONA Subsidiaries, other than in connection with (1) the acquisition of IONA Shares from holders of IONA Share Options in full or partial payment of the exercise price payable by such holders upon exercise of IONA Share Options outstanding as of the date of the Implementation Agreement, and (2) tax withholdings upon the exercise of IONA Share Options;

(v)	merge with, enter into a consolidation with, enter into a scheme of arrangement with or acquire an interest of 10% or more in any Person or acquire a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquire any assets other than in the ordinary course of business consistent with past practice, or enter into any agreement or arrangement for any of the above;

(vi)	other than in the ordinary course of business consistent with past practice, sell, lease, license, pledge, transfer, or otherwise dispose of or encumber any properties or assets of IONA or of any of its Subsidiaries (including any accounts, leases, contracts or intellectual property or any assets or the stock of any of its Subsidiaries);

(vii)	(A) enter into any material joint venture or profit sharing agreement, (B) license any material intellectual property rights from any third party which obligates the IONA Group to make payments in excess of US$50,000 during its fiscal year or that cannot be terminated at will by the IONA Group within three years of the date of the Implementation Agreement without payment or penalty, or (C) enter into any agreement the effect of which would be to impose non-compete, exclusivity or similar restrictive covenants on IONA or any of its Subsidiaries or which would, following the Effective Date of the Scheme, bind SPK Acquisitions or any of its Subsidiaries (other than IONA and its Subsidiaries);

(viii)	(A) create, incur or suffer to exist any indebtedness for borrowed money except other than (1) such indebtedness which existed as of 31 March 2008 as reflected on the balance sheet included in IONA’s Quarterly Report on Form 10-Q for the quarterly period ended 31 March 2008 filed with the Securities and Exchange Commission, or (2) any indebtedness owed to IONA by any of its direct or indirect wholly owned Subsidiaries, (B) guarantee indebtedness of another Person, or (C) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of IONA or any of its Subsidiaries, or guarantee any debt securities of another Person;

(ix)	make any change to its methods, principles or practices of accounting currently in effect, except (A) as required by generally accepted accounting principles, (B) as required by a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), or (C) as required by a change in applicable law;

(x)	make or change any tax election, settle or compromise any tax claim or amend any tax return;

(xi)	open or expand any facility or office;

(xii)	settle or compromise any litigation or other disputes (whether or not commenced prior to the date of the Implementation Agreement) other than settlements or compromises for litigation or other disputes where the settlement imposes no material (in this context, material shall mean material to either IONA or SPK Acquisitions) obligation other than the payment of cash and the amount paid in settlement or compromise does not exceed US$250,000 in the aggregate for all such settlements or compromises, excluding any amounts that may be paid under existing insurance policies;

(xiii)	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of IONA or any of its Subsidiaries;

(xiv)	other than in accordance with the capital expenditure budget specified in Section 4.1(n) of the Implementation Agreement, incur any capital expenditure in excess of US$100,000 individually or US$200,000 in the aggregate;

(xv)	other than in the ordinary course of business, modify, amend or terminate any material contract or agreement to which IONA or any of its Subsidiaries is a party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of IONA or any of its Subsidiaries); or

(xvi)	authorize any of, or commit or agree, in writing or otherwise, to take any of the foregoing actions, or otherwise agree to take any action inconsistent with any of the foregoing paragraphs (g)(i) to (xv);
(h)	save as disclosed and/or save as publicly disclosed by IONA by the delivery of filings to the Securities and Exchange Commission or by the delivery of an announcement to Nasdaq and/or the Irish Stock Exchange at any time up to 25 June 2008 (being the date of this announcement):
(i)	there not having arisen any adverse change or adverse deterioration in the business, assets, financial or commercial position or profits of IONA or any member of the Wider IONA Group (save to an extent which would not have a material adverse effect (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole);

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider IONA Group is or would reasonably be expected to become a party (whether as plaintiff or defendant or otherwise) and no investigation by any Governmental Authority against or in respect of any member of the Wider IONA Group having been instituted or remaining outstanding by, against or in respect of any member of the IONA Group (save where the consequences of such litigation, arbitration proceedings, prosecution or other legal proceedings or investigation are not or would not have a material adverse effect (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole) and no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider IONA Group or the Wider SPK Acquisitions Group is a party having been instituted by a third party (other than a Governmental Authority) which makes the Acquisition or its implementation, or the acquisition or proposed acquisition by SPK Acquisitions of any shares in, or any of the material assets (which for this purpose means any Intellectual Property, or any assets that are material, in value terms or otherwise, in the context of the Wider IONA Group taken as a whole) of, IONA or control of, IONA, void, illegal or unenforceable under the laws of any jurisdiction or otherwise, directly or indirectly, restrains, revokes, prohibits, restricts or materially delays the same or imposes additional or different conditions or obligations with respect thereto; and

(iii)	no contingent or other liability existing or having arisen which would reasonably be expected to affect adversely any member of the Wider IONA Group (save where such liability is not or would not be material (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole);

(i)	save as disclosed and/or save as publicly disclosed by IONA by the delivery of filings to the Securities and Exchange Commission or by the delivery of an announcement to Nasdaq and/or the Irish Stock Exchange at any time up to 25 June 2008 (being the date of this announcement) SPK Acquisitions not having discovered:
(i)	that any financial, business or other information concerning the Wider IONA Group which has been disclosed is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make the material information contained therein not misleading, (save where the consequences of which would not be material (in value terms or otherwise) in the context of the Wider IONA Group taken as a whole); or

(ii)	that any member of the Wider IONA Group is subject to any liability (actual or contingent) which is not disclosed in filings made to the Securities and Exchange Commission and which is material in the context of the Wider IONA Group taken as a whole;
(j)	save as disclosed, no member of the IONA Group being in default under the terms or conditions of any facility or agreement or arrangement for the provision of loans, credit or drawdown facilities, or of any security, surety or guarantee in respect of any facility or agreement or arrangement for the provision of loans, credit or drawdown facilities to any member of the IONA Group (save where such default is not or would not be material (in value terms or otherwise) in the context of the IONA Group taken as a whole);

(k)	for the purposes of the conditions set out above:
(i)	“disclosed” means fairly disclosed in writing by or on behalf of IONA to SPK Acquisitions Group or its Representatives at any time up to the date hereof, including, for the avoidance of doubt, documentation that SPK Acquisitions was notified in writing by 12:45 a.m. (United States Eastern time) on 25 June 2008 was contained in the data room created by IONA in connection with the proposed sale of IONA (as described in the paragraph entitled “Background to and Reasons for Recommending the Acquisition” in this announcement);

(ii)	“Intellectual Property” means (A) patents, trademarks, service marks, trade names, domain names, copyrights and designs, (B) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, and (C) rights under applicable trade secret laws as are applicable to processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and other tangible or intangible proprietary or confidential information and materials;

(iii)	“IONA Group” means IONA and its Subsidiaries and subsidiary undertakings;

(iv)	“parent undertaking”, “subsidiary undertaking”, “associated undertaking” and “undertaking” have the meanings given by the European Communities (Companies: Group Accounts) Regulations, 1992;

(v)	“SPK Acquisitions Group” means SPK Acquisitions, Progress and its parent undertaking and its Subsidiaries and subsidiary undertakings and any other Subsidiary or subsidiary undertaking of its parent undertaking;

(vi)	“substantial interest” means an interest in 20 per cent. or more of the voting equity capital of an undertaking;

(vii)	“Wider IONA Group” means the IONA Group, its associated undertakings and any entities in which any member of the IONA Group holds a substantial interest; and

(viii)	“Wider SPK Acquisitions Group” means the SPK Acquisitions Group, its associated undertakings and any entities in which any member of the SPK Acquisitions Group holds a substantial interest.
3.	Subject to the requirements of the Panel, SPK Acquisitions reserves the right (but shall be under no obligation) to waive, in whole or in part, all or any of the conditions except for 1(i), (ii), (iii), (iv), and 2(a).

4.	The Acquisition will lapse unless all of the conditions set out above have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by SPK Acquisitions in its discretion to be or to remain satisfied on the Effective Date.

5.	If SPK Acquisitions is required to make an offer for IONA Shares under the provisions of Rule 9 of the Takeover Rules, SPK Acquisitions may make such alterations to any of the above conditions as are necessary to comply with the provisions of that rule.

6.	SPK Acquisitions reserves the right to effect the Acquisition by way of a takeover offer. In such event, such offer will be implemented on the same terms (subject to appropriate amendments, including (without limitation) an acceptance condition set at 90 per cent. of the nominal value and voting rights of the IONA Shares to which such an offer relates and which are not already in the beneficial ownership of SPK Acquisitions within the meaning of the Takeover Regulations (but capable of waiver on a basis consistent with Rule 10 of the Takeover Rules)), so far as applicable, as those which would apply to the Scheme.

Appendix II
Sources and Bases of Information
1.	Unless otherwise stated, the financial information relating to the IONA Group is extracted from the audited consolidated financial statements of the IONA Group for the relevant financial year.

2.	The value of the entire issued and to be issued ordinary share capital of IONA is based upon 36,543,920 IONA Shares in issue, 272,418 IONA Shares held in escrow pursuant to contractual obligations of IONA, 85,000 IONA Shares issuable to IONA employees in August 2008 pursuant to the IONA Share Purchase Plan, and 3,024,818 IONA Shares issuable to IONA Optionholders under the IONA Share Option Schemes as at 23 June 2008.

3.	IONA Share/ADR prices are sourced from the Nasdaq list.

4.	References to a percentage of IONA Shares are based on the number of IONA Shares in issue as at 23 June 2008, being 36,543,920 IONA Shares, but do not include any shares issuable to IONA Optionholders under the IONA Share Option Schemes or the IONA Share Purchase Plan.

6.	Reference to the arrangements in place between IONA and SPK Acquisitions regarding an expenses reimbursement agreement are sourced from the terms of the agreement approved by the Panel.

7.	References to the irrevocable undertakings to vote in favour of the Acquisition and the Scheme are sourced from the signed Irrevocable Undertakings of the members of the Board of IONA who are IONA Shareholders and the signed Irrevocable Undertaking of Progress SC.

Appendix III
Definitions
The following definitions apply throughout this announcement, unless the context requires otherwise:

“Acquisition”	the proposed acquisition by SPK Acquisitions of IONA by means of the Scheme as described in this announcement;

the “Act”	the Companies Act 1963 of Ireland, as amended;

“Affiliate”	with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise;

“Arrangement”	any indemnity or option arrangement and any agreement or understanding, formal or informal, of whatever nature between two or more Persons, relating to Relevant Securities of SPK Acquisitions or IONA which is or may be an inducement to one or more such Persons to deal or refrain from dealing in such securities;

“Board of IONA”	Sean Baker, Christopher Horn, Ivor Kenny, James Maikranz, Kevin Melia, Francesco Violante, Bruce Ryan and Peter Zotto;

“Board of Progress”	Joseph Alsop, Barry Bycoff, Roger Heinen, Jr., Charles Kane, David Krall, Ram Gupta and Michael Mark;

“Board of SPK Acquisitions”	Norman Robertson and Peter Moloney;

“Business Day”	any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions are authorized or required by law to be closed in Ireland and the State of New York;

“Clearances”	all consents, clearances, licenses, permissions, waivers, approvals, authorizations or orders that need to be obtained, all applications and filings that need to be made and all waiting periods that may need to have expired, from or under the laws, regulations or practices applied by any Governmental Authority in connection with the implementation of the Scheme and/or the Acquisition and, in each case, that constitute conditions; and any reference to conditions having been “satisfied” shall be construed as meaning that the foregoing have been obtained, or where appropriate, made or expired in accordance with the relevant condition;

“Closing Price”	the closing price of an IONA Share as derived from the Nasdaq list;

“Companies Acts”	the Companies Act 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006;

“Consideration”	the cash consideration of US$4.05 per IONA Share payable in cash to IONA Shareholders for each IONA Share cancelled pursuant to the Scheme;

“Court Meeting”	the meeting or meetings of the IONA Shareholders (and any adjournment thereof) convened by order of the High Court pursuant to Section 201 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Court Order”	the order or orders of the High Court sanctioning the Scheme under Section 201 of the Act and confirming the reduction of capital that forms part of it under Sections 72 and 74 of the Act;

“Davy Corporate Finance”	Davy Corporate Finance, a subsidiary of J&E Davy Holdings;

“directors of IONA” or “the Board”	the board of directors of IONA;

“directors of SPK Acquisitions”	the board of directors of SPK Acquisitions;

“Effective Date”	the date on which the Scheme becomes effective in accordance with its terms;

“euro” or “€” or “EUR” or “cent” or “c”	the single currency unit provided for in Council Regulation (EC) No 974/98 of 8 May 1998, being the lawful currency of Ireland;

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended;

“Expenses Reimbursement Agreement”	the agreement described in paragraph 12 hereof;

“Extraordinary General Meeting” or “EGM”	the extraordinary general meeting of the IONA Shareholders to be convened in connection with the Scheme, expected to be held on the same day as the Court Meeting as soon as it is concluded or adjourned (and any adjournment thereof);

“Financial Regulator”	the Irish Financial Services Regulatory Authority;

“GAAP”	generally accepted accounting principles in the United States of America;

“Goodbody Corporate Finance”	Goodbody Corporate Finance;

“High Court”	the High Court of Ireland;

“HSR Act”	the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder;

“Implementation Agreement”	the implementation agreement dated 25 June 2008 between SPK Acquisitions, IONA and, with respect to Section 7.4 and Section 7.7 only, Progress in relation to the implementation of the Scheme;

“IONA”	IONA Technologies plc;

“IONA ADRs”	American Depository Receipts evidencing IONA ADSs;

“IONA ADSs”	American Depository Shares, each representing one IONA Share and evidenced by IONA ADRs;

“IONA Group” or the “Group”	IONA, its Subsidiaries and associated undertakings;

“IONA Optionholders”	the holders of options to subscribe for IONA Shares under the IONA Share Option Schemes;

“IONA Senior Management Team	Larry Alston, Stephanos Bacon, Scott Devens, Christopher Mirabile, Eric Newcomer, Andrew O’Sullivan, Philip Pender, Patrick Walsh, and Peter Zotto;

“IONA Share” or “IONA Shares”	ordinary shares of €0.0025, par value per share, each in the share capital of IONA;

“IONA Shareholders” or “Shareholders”	holders of IONA Shares (other than Progress or any of its wholly owned Subsidiaries);

“IONA Share Option Schemes”	IONA Technologies plc 2006 Share Incentive Plan, Netfish Technologies, Inc. 1999 Stock Option Plan, IONA Technologies plc 1997 Director Share Option Scheme, as amended, IONA Technologies plc 1997 Share Option Scheme, as amended, Genesis Development Corporation 1997 Stock Option Plan;

“IONA Share Options”	options to subscribe for IONA Shares pursuant to the IONA Share Option Schemes;

“IONA” Share Purchase Plan”	the IONA 1999 Employee Share Purchase Plan;

“Ireland” or “Republic of Ireland”	Ireland excluding Northern Ireland and the word “Irish” shall be construed accordingly;

“Irish Stock Exchange”	The Irish Stock Exchange Limited;

“K Capital”	K Capital Source Limited;

“Lehman Brothers”	Lehman Brothers Inc.;

“Listing Rules”	the listing rules of the Irish Stock Exchange and Nasdaq;

“Merrion”	Merrion Stockbrokers Limited;

“Nasdaq”	the Nasdaq Global Market;

“Northern Ireland”	the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone on the island of Ireland;

“Offer Period”	the period commencing on 8 February 2008 (the date of an announcement of an approach in respect of a possible offer for IONA) and ending on the earlier of the date on which the Scheme becomes effective and/or the date on which the Scheme lapses or is withdrawn (or such other date as the Panel may decide or the Takeover Rules dictate);

“Official List”	the Official List of the Irish Stock Exchange;

“Panel”	the Irish Takeover Panel;

“parent undertaking,”	have the meanings given by the European Communities (Companies:
“subsidiary undertaking,”, “associated undertaking” and “undertaking”	Group Accounts) Regulations, 1992;

“Person”	any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other legal entity, or any governmental agency or political subdivision thereof;

“Progress”	Progress Software Corporation;

“Progress SC”	Progress Software Corporation, a Delaware corporation that is a wholly owned Subsidiary of Progress;

“Registrar of Companies”	the Registrar of Companies in Dublin, Ireland;

“Relevant Securities”	has the meaning assigned by Rule 8.9 of the Takeover Rules;

“Representatives”	the directors, officers, employees, Affiliates, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders, consultants or representatives of IONA, SPK Acquisitions, or any of their respective Subsidiaries, as the case may be;

“Resolutions”	the resolutions to be proposed at the EGM and Court Meeting to effect the Scheme, which will be set out in full in the Scheme Document;

“Restricted Jurisdiction”	any jurisdiction in respect of which it would be unlawful for this announcement to be released, published or distributed, in whole or in part, in, into or from, including for the avoidance of doubt, Canada, South Africa, Australia and Japan;

“Scheme” or “Scheme of Arrangement”	the proposed scheme of arrangement under Section 201 of the Act and the capital reduction under Sections 72 and 74 of the Act to effect the Acquisition with or subject to any modifications, addition or condition approved or imposed by the High Court and agreed by SPK Acquisitions and IONA;

“Scheme Document”	a circular for distribution to IONA Shareholders and, for information only, to IONA Optionholders containing: (i) the Scheme; (ii) the notice or notices of the Court Meeting and EGM; (iii) an explanatory statement as required by Section 202 of the Act with respect to the Scheme; (iv) such other information as may be required or necessary pursuant to the Act, the Exchange Act, the Takeover Rules or the Listing Rules; and (v) such other information as IONA and SPK Acquisitions shall agree;

“Securities Act”	the United States Securities Act of 1933, as amended;

“Securities and Exchange Commission”	The United States Securities and Exchange Commission;

“SPK Acquisitions”	SPK Acquisitions Limited, a private limited company incorporated in Ireland with registered number 453119;

“SPK Acquisitions Group”	SPK Acquisitions, Progress and its parent undertaking and its Subsidiaries and subsidiary undertakings and any other Subsidiary or subsidiary undertaking of its parent undertaking;

“Subsidiary” or “Subsidiaries”	when used with reference to a Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person or any other subsidiary of such Person is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, either (i) at least 50 per cent. of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such Person or by any one or more of its subsidiaries, or by such Person and one or more of its subsidiaries, or (ii) the right to receive more than 50 per cent. of the net assets of such corporation or other organization available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such corporation or other organization;

“Takeover Regulations”	the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006;

“Takeover Rules”	the Irish Takeover Panel Act, 1997, Takeover Rules 2007 and the Irish Takeover Panel Act, 1997, Substantial Acquisition Rules 2007 (where applicable); and

“US$” or “$”	United States dollars, the lawful currency of the United States.

Any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. Any reference to any legislation is to Irish legislation unless specified otherwise.
25 June 2008